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                                                                    EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-92636, No. 333-99378, No. 333-47473, No. 333-66829 No. 333-81679, and No. 333-
32190 of The PMI Group, Inc. (the "Company") on Form S-8 and Registration Statements No. 333-48035, and No. 333-67125 of the Company on Form S-3 and Registration Statement No. 333-29777 of the Company on Form S-4 of our report dated January 20, 2000 appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

San Francisco, California
March 20, 2000

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